3rd Quarter 2021 Earnings Release Presentation November 4, 2021

2 Available Information On November 4, 2021, Consolidated Edison, Inc. issued a press release reporting its third quarter 2021 earnings and filed with the Securities and Exchange Commission the company’s third quarter 2021 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com. (Select "For Investors" and then select "Press Releases" and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will," "target," "guidance," "potential," "consider" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward- looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance of employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; and it also faces other risks that are beyond its control, including inflation and supply chain disruptions. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS) and, for the Clean Energy Businesses (CEBs), adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted EPS exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the impairment losses related to Con Edison's investment in Stagecoach Gas Services LLC, (Stagecoach), the loss from the sale of a renewable electric production project, the effects of the CEBs' hypothetical liquidation at book value (HLBV) accounting for tax equity investors in certain renewable and sustainable electric production projects and mark-to-market accounting and for the 2021 period exclude the tax impact on the parent company of HLBV accounting and mark-to-market accounting. Adjusted EBITDA for the CEBs refers to the CEBs' net income for common stock, excluding the effects of HLBV and mark-to-market accounting, before interest, taxes, depreciation and amortization plus the pre-tax equivalent of production tax credits. Management uses adjusted earnings and adjusted EPS to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management uses the CEBs' adjusted EBITDA to evaluate the performance of the CEBs. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of the financial performance of Con Edison and the CEBs. For more information, contact Con Edison's Investor Relations team: Jan Childress, Director Kiley Kemelman, Section Manager Jared Lee, Manager Max Yiu, Associate Tel: 212-460-6611 Tel: 212-460-6562 Tel: 917-594-8148 Tel: 212-460-4069 Email: childressj@coned.com Email: kemelmank@coned.com Email: leejar@coned.com Email: yium@coned.com www.conEdison.com

Table of Contents 3 Page Organizational Structure 4 The 5 Pillars of our Expanded Clean Energy Commitment 5 Dividend and Earnings Announcements 6 3Q 2021 Earnings 7 - 10 3Q 2021 Developments 11 - 12 YTD 2021 Earnings 13 - 16 Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP) 17 The Coronavirus Disease (COVID-19) Pandemic 18 - 21 CECONY Operations and Maintenance Expenses 22 Composition of Regulatory Rate Base 23 Average Rate Base Balances 24 Regulated Utilities' Rates of Return and Equity Ratios 25 Capital Expenditures and Utilities' Capital Expenditures 26 - 27 Financing Plan for 2021 – 2023 28 2021 Financing Activity 29 Capital Structure and Commercial Paper Borrowings 30 - 31 3Q and YTD 2021 Summary of Segmented Financial Statements 32 - 35 Con Edison added to the S&P Global Clean Energy Index 36 Environmental, Social and Corporate Governance Resources 37 Rating Agency Credit Metrics 38 Anticipated Regulatory Calendar 39

Organizational Structure 4 a. As of September 30, 2021. b. Senior unsecured ratings and outlook shown in order of Moody’s / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. c. On July 9, 2021, a subsidiary of CET Gas and its joint venture partner completed the divestiture of the subsidiaries of Stagecoach Gas Services LLC, with the exception of Twin Tier Pipeline LLC, for $1.195 billion ($614 million attributed to CET Gas, including working capital). The second closing for the remaining $30 million, of which $15 million will be attributed to CET Gas, subject to closing adjustments, is to occur following approval by the New York State Public Service Commission, which is expected later this year or during the first quarter of 2022, subject to customary closing conditions. d. Based on the current project cost estimate and CET Gas’ previous capping of its cash contributions to the joint venture, this ownership interest is expected to be reduced to 8.5 percent. Con Edison Clean Energy Businesses, Inc. (Clean Energy Businesses or CEBs) Utilities Transmission Orange and Rockland Utilities, Inc. (O&R) Consolidated Edison Company of New York, Inc. (CECONY) Clean Energy Market Cap(a): $25.7 billion Ratings(b): Baa2 / BBB+ / BBB+ Outlook(b): Stable / Negative / Negative Consolidated Edison Transmission, LLC (CET Electric) Con Edison Gas Pipeline and Storage, LLC (CET Gas) (c) Mountain Valley Pipeline, LLC (MVP) New York Transco LLC 10.6%(d) 45.7% Con Edison Transmission, Inc. (Con Edison Transmission or CET) Rockland Electric Company (RECO)

Build the Grid of the Future Build a resilient, 22nd century electric grid that delivers 100% clean energy by 2040. Empower All of our Customers to Meet their Climate Goals Accelerate energy efficiency with deep retrofits, aim to electrify the majority of building heating systems by 2050, and all-in on electric vehicles. Reimagine the Gas System Decarbonize and reduce the utilization of fossil natural gas, and explore new ways to use our existing, resilient gas infrastructure to serve our customers' future needs. Lead by Reducing our Company’s Carbon Footprint Aim for net zero emissions (Scope 1) by 2040, focusing on decarbonizing our steam system and other company operations. Partner with our Stakeholders Enhance our collaboration with our customers and stakeholders to improve the quality of life of the neighborhoods we serve and live in, focusing on disadvantaged communities. The 5 Pillars of our Expanded Clean Energy Commitment We will take a leadership role in the delivery of a clean energy future for our customers by investing in, building, and operating reliable, resilient, and innovative energy infrastructure, advancing electrification of heating and transportation, and aggressively transitioning away from fossil fuels to a net zero economy by 2050 5 Full Version: Clean Energy Commitment

Dividend and Earnings Announcements 6 • On September 15, 2021, the company issued a press release reporting that the company had declared a quarterly dividend of 77.5 cents a share on its common stock. • On November 4, 2021, the company issued a press release in which it reaffirmed its previous forecast of adjusted earnings per share for the year 2021 to be in the range of $4.15 to $4.35 per share.(a) Reported EPS (GAAP) Adjusted EPS (Non-GAAP) $1.52 $1.47 $1.41 $1.48 2021 2020 2021 2020 3Q 2021 vs. 3Q 2020 a. Adjusted earnings per share exclude the impact of the impairment losses related to Con Edison's investment in Stagecoach ($(0.43) a share after-tax), the loss from the sale of a renewable electric production project ($(0.01) a share after-tax), the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric production projects of the Clean Energy Businesses (approximately $0.31 a share after-tax), the related tax impact of such HLBV accounting on the parent company (approximately $(0.03) a share), the net mark-to-market effects of the Clean Energy Businesses and the related tax impact of such mark-to-market effects on the parent company, the amounts of which will not be determinable until year end. Reported EPS (GAAP) Adjusted EPS (Non-GAAP) $3.23 $3.17 $3.39 $3.43 2021 2020 2021 2020 YTD 2021 vs. YTD 2020

3Q 2021 Earnings 7 Earnings per Share Net Income for Common Stock ($ in Millions) 2021 2020 2021 2020 Reported Net Income for Common Stock and EPS – GAAP basis $1.52 $1.47 $538 $493 HLBV effects (pre-tax) (0.20) 0.03 (69) 9 Income taxes (a) 0.06 (0.01) 21 (2) HLBV effects (net of tax) (0.14) 0.02 (48) 7 Net mark-to-market effects (pre-tax) 0.04 (0.01) 13 (7) Income taxes (b) (0.01) — (4) 2 Net mark-to-market effects (net of tax) 0.03 (0.01) 9 (5) Adjusted Earnings and Adjusted EPS – non-GAAP basis $1.41 $1.48 $499 $495 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 22% for the three months ended September 30, 2021 and 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of HLBV accounting ($4 million and $0.01 for the three months ended September 30, 2021, respectively) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 period do not exclude the tax impact on the parent company of HLBV accounting (($1) million and $0.00 for the three months ended September 30, 2020, respectively) of the Clean Energy Businesses. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% and 29% for the three months ended September 30, 2021 and 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of the mark-to-market effects (immaterial for the three months ended September 30, 2021) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 period do not exclude the tax impact on the parent company of the mark-to-market effects (immaterial for the three months ended September 30, 2020) of the Clean Energy Businesses.

Walk from 3Q 2020 EPS to 3Q 2021 EPS 8 Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) 3Q 2020 Reported EPS CECONY O&R CEBs CET Other 3Q 2021 Reported EPS $1.47 $(0.02) $(0.01) $0.13 $(0.04) $1.52 3Q 2020 Adjusted EPS CECONY O&R CEBs CET Other 3Q 2021 Adjusted EPS $1.48 $(0.02) $(0.01) $— $1.41 $— (a) (a) a. Includes parent company and consolidation adjustments. $(0.04) $(0.01)

3Q 2021 vs. 3Q 2020 EPS Variances – Three Months Ended Variation 9 CECONY(a) Higher electric rate base $0.06 Lower healthcare costs 0.02 Lower stock based compensation costs 0.01 Uncollected late payment charges and certain other fees associated with COVID-19 0.01 Higher uncollectibles written off and increase to reserve for uncollectibles, net of deferrals (that began in the third quarter of 2020) for uncollectibles associated with the Coronavirus Disease (COVID-19) pandemic (0.05) Higher storm-related costs (0.01) Dilutive effect of stock issuances (0.07) Other 0.01 Total CECONY $(0.02) O&R(a) Higher storm-related costs (0.01) Total O&R $(0.01) Clean Energy Businesses HLBV effects 0.17 Net mark-to-market effects (0.04) Dilutive effect of stock issuances (0.02) Other 0.02 Total Clean Energy Businesses $0.13 Con Edison Transmission Foregoing Allowance for Funds Used During Construction income starting in January 2021 until significant construction resumes on the Mountain Valley Pipeline (0.03) Other (0.01) Total CET $(0.04) Other, including parent company expenses HLBV effects (0.01) Total Other, including parent company expenses $(0.01) Reported EPS (GAAP) $0.05 HLBV effects (0.16) Net mark-to-market effects 0.04 Adjusted EPS (non-GAAP) $(0.07) a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

3Q 2021 vs. 3Q 2020 EPS Reconciliation by Company

Three Months Ended September 30, 2021	CECONY	O&R	CEBs	CET	Other(c)	Total
Reported EPS – GAAP basis	**$1.19**	**$0.07**	**$0.30**	**$—**	**$(0.04)**	**$1.52**
HLBV effects (pre-tax)	—	—	(0.20)	—	—	(0.20)
Income taxes (a)	—	—	0.05	—	0.01	0.06
HLBV effects (net of tax)	**—**	**—**	**(0.15)**	**—**	**0.01**	**(0.14)**
Net mark-to-market losses (pre-tax)	—	—	0.04	—	—	0.04
Income taxes (b)	—	—	(0.01)	—	—	(0.01)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.03**	**—**	**—**	**0.03**
Adjusted EPS – Non-GAAP basis	**$1.19**	**$0.07**	**$0.18**	**$—**	**$(0.03)**	**$1.41**

Three Months Ended September 30, 2020	CECONY	O&R	CEBs	CET	Other(c)	Total
Reported EPS – GAAP basis	**$1.21**	**$0.08**	**$0.17**	**$0.04**	**$(0.03)**	**$1.47**
HLBV effects (pre-tax)	—	—	0.03	—	—	0.03
Income taxes (a)	—	—	(0.01)	—	—	(0.01)
HLBV effects (net of tax)	**—**	**—**	**0.02**	**—**	**—**	**0.02**
Net mark-to-market losses (pre-tax)	—	—	(0.01)	—	—	(0.01)
Income taxes (b)	—	—	—	—	—	—
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.01)**	**—**	**—**	**(0.01)**
Adjusted EPS – Non-GAAP basis	**$1.21**	**$0.08**	**$0.18**	**$0.04**	**$(0.03)**	**$1.48**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 22% for the three months ended September 30, 2021 and 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of HLBV accounting ($4 million and $0.01 for the three months ended September 30, 2021, respectively) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 period do not exclude the tax impact on the parent company of HLBV accounting (($1) million and $0.00 for the three months ended September 30, 2020, respectively) of the Clean Energy Businesses.

b. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% and 29% for the three months ended September 30, 2021 and 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of the mark-to-market effects (immaterial for the three months ended September 30, 2021) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 period do not exclude the tax impact on the parent company of the mark-to-market effects (immaterial for the three months ended September 30, 2020) of the Clean Energy Businesses.

c. Includes parent company and consolidation adjustments.

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3Q 2021 Developments(a) 11 CECONY & O&R • In March 2020, former New York State Governor Cuomo declared a State Disaster Emergency for the State of New York due to the COVID-19 pandemic and signed the "New York State on PAUSE" executive order that temporarily closed all non-essential businesses statewide. In March 2020, the Utilities began suspending new late payment charges and certain other fees for all customers. For the three and nine months ended September 30, 2021, the estimated late payment charges and fees that were not billed were approximately $11 million and $46 million lower than the amounts that were approved to be collected pursuant to CECONY's rate plans, respectively, and $1 million and $3 million lower than the amounts that were approved to be collected pursuant to O&R's rate plans, respectively. For the three and nine months ended September 30, 2020, the estimated late payment charges and fees that were not billed were approximately $17 million and $36 million lower than the amounts that were approved to be collected pursuant to CECONY's rate plans, respectively, and $1 million and $2 million lower than the amounts that were approved to be collected pursuant to O&R's rate plans, respectively. The Utilities also began providing payment extensions for all customers that were scheduled to be disconnected prior to the start of the COVID-19 pandemic. (pages 25, 43, 60) • In April 2021, CECONY filed a petition with the NYSPSC to timely establish a surcharge recovery mechanism to collect $52 million of late payment charges and fees, offset for related savings, for the year ended December 31, 2020 to begin in September 2021 and end in December 2022. The petition also requested a surcharge recovery or surcredit mechanism for any fee deferrals for 2021 and 2022 starting in January of the subsequent year over a twelve-month period, respectively. Public comments in response to the petition were filed in August 2021. (pages 25, 43) • CECONY resumed late payment charges for commercial and residential customers who have not experienced a change in financial circumstances due to the COVID-19 pandemic on September 3, 2021 and October 1, 2021, respectively. O&R resumed late payment charges for commercial and residential customers who have not experienced a change in financial circumstances due to the COVID-19 pandemic on October 1, 2021. (pages 25) • The Utilities’ New York rate plans allow them to defer costs resulting from a change in legislation, regulation and related actions that have taken effect during the term of the rate plans once the costs exceed a specified threshold. The total reserve increases to the allowance for uncollectible accounts from January 1, 2020 through September 30, 2021 reflecting the impact of the COVID-19 pandemic for CECONY electric and gas operations and O&R electric and gas operations were $235 million and $7 million, respectively, and were deferred pursuant to the legislative, regulatory and related actions provisions of the rate plans as a result of the New York State on PAUSE and related executive orders, that have since been lifted, as described above. The Utilities’ New York rate plans also provide for an allowance for write-offs of customer accounts receivable balances. The above amounts deferred pursuant to the legislative, regulatory and related actions provisions were reduced by the amount that the actual write-offs of customer accounts receivable balances were below the allowance reflected in rates which differences were $12 million and $2 million for CECONY and O&R, respectively, from March 1, 2020 through September 30, 2021. (page 26) • CECONY’s and O&R’s allowances for uncollectible customer accounts reserve increased from $138 million and $8.7 million at December 31, 2020 to $300 million and $12.6 million at September 30, 2021, respectively. (page 59) a. Page references to 3Q 2021 Form 10-Q.

3Q 2021 Developments *(cont'd)*[a]

O&R

Summary of O&R New York Electric & Gas Joint Proposal

- In October 2021, O&R, the New York State Department of Public Service (NYSDPS) and other parties entered into a Joint Proposal for new electric and gas rate plans for the three-year period January 2022 through December 2024 (the Joint Proposal). The Joint Proposal is subject to NYSPSC approval. The Joint Proposal includes certain COVID-19 provisions, such as: recovery of 2020 late payment charges over 3 years ($2.8 million); reconciliation of late payment charges to amounts reflected in rates for years 2021 through 2024, with full recovery/refund via surcharge/sur-credit once the annual variance equals or exceeds 5 basis points of return on equity; and reconciliation of write-offs of customer accounts receivable balances to amounts reflected in rates from January 1, 2020 through December 31, 2024, with full recovery/refund via surcharge/sur-credit once the annual variance equals or exceeds 5 basis points of return on equity. (pages 23-24) Timeline for the proceedings is listed on the Anticipated Regulatory Calendar – slide 39.

Proposed Return on Equity and Equity Ratio

Return on equity………………..9.2%
Equity ratio………………………48%
Earnings sharing threshold……9.7%

Proposed Rate Changes

	Electric Case number 21-E-0074		Gas Case number 21-E-0073	
($ in millions)	Rate Change	Average Rate Base	Rate Change	Average Rate Base
Rate Year 1: 2022	$4.9	$1,021	$0.7	$566
Rate Year 2: 2023	16.2	1,044	7.4	607
Rate Year 3: 2024	23.1	1,144	9.9	640

Rockland Electric Company (RECO)

- In September 2021, RECO requested authorization from the New Jersey Board of Public Utilities to defer $3.7 million in incremental storm preparation costs for Tropical Storm Henri. (page 25)

Clean Energy Businesses

- The Clean Energy Businesses have 3,004 MW (AC) of utility-scale renewable energy production projects in service (2,988 MW) or in construction (16 MW) and 72 MW (AC) of behind-the-meter renewable energy production projects in service (62 MW) or in construction (10 MW). (page 90)
- 1,932 of kWh of electricity was generated from solar projects and 257 of kWh generated from wind projects for the three months ended September 30, 2021, compared to 1,667 kWh of solar electricity and 303 kWh of wind electricity generated for the same period in 2020. (page 91)

a. Page references to 3Q 2021 Form 10-Q.

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YTD 2021 Earnings 13 Earnings per Share Net Income for Common Stock ($ in Millions) 2021 2020 2021 2020 Reported Net Income for Common Stock and EPS – GAAP basis $3.23 $3.17 $1,122 $1,058 Loss from sale of a renewable electric production project (pre-tax) 0.01 — 4 — Income taxes (a) — — (1) — Loss from sale of a renewable electric production project (net of tax) 0.01 — 3 — Impairment losses related to investment in Stagecoach (pre-tax) 0.61 — 211 — Income taxes (b) (0.18) — (64) — Impairment losses related to investment in Stagecoach (net of tax) 0.43 — 147 — HLBV effects (pre-tax) (0.33) 0.11 (115) 38 Income taxes (c) 0.10 (0.03) 35 (9) HLBV effects (net of tax) (0.23) 0.08 (80) 29 Net mark-to-market effects (pre-tax) (0.08) 0.25 (26) 80 Income taxes (d) 0.03 (0.07) 8 (20) Net mark-to-market effects (net of tax) (0.05) 0.18 (18) 60 Adjusted Earnings and Adjusted EPS – non-GAAP basis $3.39 $3.43 $1,174 $1,147 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the nine months ended September 30, 2021. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the nine months ended September 30, 2021. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 24% for the nine months ended September 30, 2021 and 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of HLBV accounting ($7 million and $0.02 for the nine months ended September 30, 2021, respectively) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 period do not exclude the tax impact on the parent company of HLBV accounting (($2) million and ($0.01) for the nine months ended September 30, 2020, respectively) of the Clean Energy Businesses. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% and 25% for the nine months ended September 30, 2021 and 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of the mark-to-market effects ($2 million and $0.01 for the nine months ended September 30, 2021, respectively) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 period do not exclude the tax impact on the parent company of the mark-to- market effects (($5) million and ($0.01) for the nine months ended September 30, 2020, respectively) of the Clean Energy Businesses.

YTD 2020 Adjusted EPS CECONY O&R CEBs CET Other YTD 2021 Adjusted EPS Walk from YTD 2020 EPS to YTD 2021 EPS 14 Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) YTD 2020 Reported EPS CECONY O&R CEBs CET Other YTD 2021 Reported EPS $3.17 $0.04 $(0.02) $0.61 $(0.54) $(0.03) $3.23 $3.43 $0.04 $(0.02) $0.05 $(0.10) $(0.01) $3.39 (a) (a) a. Includes parent company and consolidation adjustments.

YTD 2021 vs. YTD 2020 EPS Variances – Nine Months Ended Variation 15 CECONY(a) Higher electric rate base $0.10 Higher gas rate base 0.07 Weather impact on steam revenues 0.05 Lower incremental costs associated with the COVID-19 pandemic 0.02 Lower stock based compensation costs 0.01 Estimated food and medicine spoilage claims related to outages caused by Tropical Storm Isaias in 2020 0.01 Higher costs related to heat and storm-related events (0.09) Uncollected late payment charges and certain other fees associated with the COVID-19 pandemic (0.02) Higher uncollectibles written off and increase to reserve for uncollectibles, net of deferrals (that began in the third quarter of 2020) for uncollectibles associated with the COVID-19 pandemic (0.01) Dilutive effect of stock issuances (0.11) Other 0.01 Total CECONY $0.04 O&R(a) Higher storm-related costs (0.02) Total O&R $(0.02) Clean Energy Businesses Higher revenues 0.47 HLBV effects 0.33 Net mark-to-market effects 0.24 Gain on sale of a renewable electric project 0.01 Higher operations and maintenance expenses (0.40) Loss from sale of a renewable electric production project (0.01) Dilutive effect of stock issuances (0.02) Other (0.01) Total Clean Energy Businesses $0.61 Con Edison Transmission Impairment losses on Stagecoach (0.44) Foregoing Allowance for Funds Used During Construction income starting in January 2021 until significant construction resumes on the Mountain Valley Pipeline (0.10) Total CET $(0.54) Other, including parent company expenses HLBV effects (0.02) Net mark-to-market effects (0.01) Impairment tax benefits on Stagecoach 0.01 Other (0.01) Total Other, including parent company expenses $(0.03) Reported EPS (GAAP) $0.06 Impairment losses related to investment in Stagecoach 0.43 Loss from sale of a renewable electric production project 0.01 HLBV effects (0.31) Net mark-to-market effects (0.23) Adjusted EPS (non-GAAP) $(0.04) a. Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

YTD 2021 vs. YTD 2020 EPS Reconciliation by Company

Nine months ended September 30, 2021	CECONY	O&R	CEBs	CET	Other(e)	Total
Reported EPS – GAAP basis	**$2.92**	**$0.15**	**$0.64**	**$(0.41)**	**$(0.07)**	**$3.23**
Loss from sale of a renewable electric production project (pre-tax)	—	—	0.01	—	—	0.01
Income taxes (a)	—	—	—	—	—	—
Loss from sale of a renewable electric production project (net of tax)	**—**	**—**	**0.01**	**—**	**—**	**0.01**
Impairment losses related to investment in Stagecoach Gas Services LLC (pre-tax)	—	—	—	0.61	—	0.61
Income taxes (b)	—	—	—	(0.17)	(0.01)	(0.18)
Impairment losses related to investment in Stagecoach Gas Services LLC (net of tax)	**—**	**—**	**—**	**0.44**	**(0.01)**	**0.43**
HLBV effects (pre-tax)	—	—	(0.33)	—	—	(0.33)
Income taxes (c)	—	—	0.08	—	0.02	0.10
HLBV effects (net of tax)	**—**	**—**	**(0.25)**	**—**	**0.02**	**(0.23)**
Net mark-to-market losses (pre-tax)	—	—	(0.08)	—	—	(0.08)
Income taxes (d)	—	—	0.02	—	0.01	0.03
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.06)**	**—**	**0.01**	**(0.05)**
Adjusted EPS – Non-GAAP basis	**$2.92**	**$0.15**	**$0.34**	**$0.03**	**($0.05)**	**$3.39**

Nine months ended September 30, 2020	CECONY	O&R	CEBs	CET	Other(e)	Total
Reported EPS – GAAP basis	**$2.88**	**$0.17**	**$0.03**	**$0.13**	**$(0.04)**	**$3.17**
HLBV effects (pre-tax)	—	—	0.11	—	—	0.11
Income taxes (c)	—	—	(0.03)	—	—	(0.03)
HLBV effects (net of tax)	**—**	**—**	**0.08**	**—**	**—**	**0.08**
Net mark-to-market losses (pre-tax)	—	—	0.25	—	—	0.25
Income taxes (d)	—	—	(0.07)	—	—	(0.07)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.18**	**—**	**—**	**0.18**
Adjusted EPS – Non-GAAP basis	**$2.88**	**$0.17**	**$0.29**	**$0.13**	**$(0.04)**	**$3.43**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the nine months ended September 30, 2021.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the nine months ended September 30, 2021.
c. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 24% for the nine months ended September 30, 2021 and 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of HLBV accounting ($7 million and $0.02 for the nine months ended September 30, 2021, respectively) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 period do not exclude the tax impact on the parent company of HLBV accounting (($2) million and ($0.01) for the nine months ended September 30, 2020, respectively) of the Clean Energy Businesses.
d. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% and 25% for the nine months ended September 30, 2021 and 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of the mark-to-market effects ($2 million and $0.01 for the nine months ended September 30, 2021, respectively) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 period do not exclude the tax impact on the parent company of the mark-to-market effects (($5) million and ($0.01) for the nine months ended September 30, 2020, respectively) of the Clean Energy Businesses.
e. Includes parent company and consolidation adjustments.

conEdison, inc.
ED LISTED NYSE
16

Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP)

12 Months Ending December 31,

	2017	2018[a]	2019[a]	2020[a]	2021[a][b]
Reported EPS – GAAP basis	**$4.97**	**$4.43**	**$4.09**	**$3.29**	**$3.39**
Income tax effect of the TCJA	**(0.85)**	**0.14**	**—**	**—**	**—**
Loss from sale of a renewable electric production project (pre-tax)	—	—	—	—	0.01
Income taxes (d)	—	—	—	—	—
Loss from sale of a renewable electric production project (net of tax)	—	—	—	—	0.01
Impairment loss related to investment in Stagecoach (pre-tax)	—	—	—	—	0.62
Income taxes (d)	—	—	—	—	(0.19)
Impairment losses related to investment in Stagecoach (net of tax)	—	—	**—**	**—**	**0.43**
Impairment losses related to investment in Mountain Valley Pipeline, LLC (pre-tax)	—	—	—	0.95	0.95
Income taxes (d)	—	—	—	(0.29)	(0.29)
Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax)	—	—	**—**	**0.66**	**0.66**
HLBV effects (pre-tax)	—	—	0.31	0.14	(0.30)
Income taxes (d)	—	—	(0.09)	(0.04)	0.08
HLBV effects (net of tax)	**—**	**—**	**0.22**	**0.10**	**(0.22)**
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) (c)	—	(0.36)	—	—	—
Income taxes (d)	—	0.10	—	—	—
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax)	**—**	**(0.26)**	**—**	**—**	**—**
Net mark-to-market effects (pre-tax)	—	0.03	0.10	0.18	(0.15)
Income taxes (d)	—	(0.01)	(0.03)	(0.05)	0.04
Net mark-to-market effects (net of tax)	**—**	**0.02**	**0.07**	**0.13**	**(0.11)**
Adjusted EPS – Non-GAAP basis	**$4.12**	**$4.33**	**$4.38**	**$4.18**	**$4.16**

a. Federal income tax rate lowered to 21% from 35% upon enactment of the TCJA on December 22, 2017.
b. Represents 12-month trailing EPS ending September 30, 2021.
c. Gain recognized with respect to jointly owned renewable electric production projects on completion of the acquisition.
d. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the nine months ended September 30, 2021 and the years 2017 – 2020.

conEdison, inc.
ED LISTED NYSE
17

Maintaining Focus on Our Core Principles During the Pandemic 18 • Safety and reliable service remain top priorities for Con Edison – Mobilized a pandemic planning team in January 2020 and an incident command system structure on March 16, 2020 – More than 8,000 of our employees are working from home or remotely – CECONY and O&R received the PA Consulting Group 2020 ReliabilityOne™ Award for Outstanding Reliability Performance in the Northeast Region Metropolitan Service Area and Suburban/Rural Service Area, respectively – In 2020, CECONY and O&R achieved their best safety performance on record • In March 2020, began suspending utility service disconnections, certain collection notices, final bill collection agency activity, new late payment charges and certain other fees for all customers – For the three and nine months ended September 30, 2021, the estimated late payment charges and fees that were not billed were approximately $11 million and $46 million lower than the amounts that were approved to be collected pursuant to CECONY's rate plans, respectively, and $1 million and $3 million lower than the amounts that were approved to be collected pursuant to O&R's rate plans, respectively – The total reserve increases to the allowance for uncollectible accounts from January 1, 2020 through September 30, 2021 reflecting the impact of the COVID-19 pandemic for CECONY electric and gas operations and O&R electric and gas operations were $235 million and $7 million, respectively, and were deferred pursuant to the legislative, regulatory and related actions provisions of the rate plans as a result of the New York State on PAUSE and related executive orders, that have since been lifted. – CECONY’s and O&R’s allowances for uncollectible customer accounts reserve increased from $138 million and $8.7 million at December 31, 2020 to $300 million and $12.6 million at September 30, 2021, respectively – CECONY resumed late payment charges for commercial and residential customers who have not experienced a change in financial circumstances due to the COVID-19 pandemic on September 3, 2021 and October 1, 2021, respectively. O&R resumed late payment charges for commercial and residential customers who have not experienced a change in financial circumstances due to the COVID-19 pandemic on October 1, 2021.

Financial Impacts of COVID-19



Impact on Income before income tax expense[a]
($ in millions)
CECONY
$8
Employee retention tax credit under the CARES Act
(100.7)
Unbilled amounts for late payment and other charges
(9.6)
Lower non-RDM revenue estimate
(19.9)
Materials/supplies and O&M
Increases to allowance for uncollectible accounts were fully deferred[d]
Total $(122.2)
O&R
$1.2
Employee retention tax credit under the CARES Act
(6.0)
Unbilled amounts for late payment and other charges
(1.8)
Materials/supplies and O&M
Increases to allowance for uncollectible accounts were fully deferred[d]
Total $(6.6)



Balance Sheet Impact
($ in millions)
$848.6
$419.8
$92.3
Electric
Gas
Increase in aged A/R[b]
Increase in deferred RDM revenues from customers[c]
$14.1
$(2.0)
Electric
$(2.9)
Gas
Increase in aged A/R[b]
Increase (decrease) in deferred RDM revenues from customers[c]

a. Net income impact of $(0.27) a share and $(0.01) a share for CECONY and O&R, respectively.
b. Represents an increase in the accounts receivable (A/R) balance in arrears over 60 days from February 28, 2020 to September 30, 2021.
c. Represents the increase in the RDM receivable from customers from January 1, 2020 to September 30, 2021 from the COVID-19 pandemic, weather for CECONY and O&R Electric and other factors. CECONY's electric RDM balance as of December 31, 2020 ($242.1 million) is being recovered from customers beginning February 2021 over the ensuing six month period. CECONY's gas and O&R's electric and gas RDM balance as of December 31, 2020 ($27.1 million, $6 million and $0.5 million, respectively) is being recovered from customers beginning February 2021 over the ensuing twelve month period.
d. Deferral began in 2020 under the legislative, regulatory and related actions provision of CECONY and O&R's New York rate plans. The amounts deferred are reduced by the amount that the actual write-offs of customer accounts receivable balances were below the allowance reflected in rates.

conEdison, inc.
ED LISTED NYSE
19

Customer Breakdown of Electric Deliveries and Revenues 20 2020 Electric Delivery Volumes Millions of kWh delivered CECONY 2020 Electric Revenues ($ in millions) 14,179 27,575 9,817 Full Service Retail Choice Residential/ Religious Commercial/ Industrial NYPA, Municipal and Other Sales $3,439 $3,681 $713 $270 Residential/ Religious Commercial/ Industrial NYPA, Municipal and Other Sales Other operating revenues 2,407 2,806 121 Full Service Retail Choice Residential/ Religious Commercial/ Industrial Public authorities $391 $227 $10 $1 Residential/ Religious Commercial/ Industrial Public authorities Other operating revenues Commercial & Industrial customers share of 2020 CECONY electric deliveries and revenues: • 53% of volumes • 45% of revenues Commercial & Industrial customers share of 2020 O&R electric deliveries and revenues: • 53% of volumes • 36% of revenues O&R

Estimated Non-Weather Impact on Electric Delivery Volume and Revenues for the nine months ended September 30, 2021 vs. September 30, 2020

Impact on Electric Delivery Volume[(a)]
Millions of kWh delivered



CECONY
—%
(1)
Residential
(3)%
(514)
Commercial
—%
(25)
NYPA
O&R
2%
32
Residential
3%
58
Commercial

Impact on Electric Delivery Revenues[(b)]
$ in thousands



CECONY
5%
$92
Residential
7%
$120
Commercial
5%
$23
NYPA
O&R
3%
$6
Residential
5%
$6
Commercial

CECONY - September 30, 2021 vs. September 30, 2020 | O&R - September 30, 2021 vs. September 30, 2020

a. Impact as compared to actuals for the nine months ended September 30, 2021 vs. September 30, 2020. COVID-19 impact for 2020 began mid-March 2020.
b. Impact as compared to actuals for the nine months ended September 30, 2021 vs. September 30, 2020. Delivery revenues are not adjusted for weather; changes in revenues include rate increases in each year. Amounts deferred and generally recoverable in the August – January period for CECONY and February – following January period for O&R through the revenue decoupling mechanism provisions in the respective rate plans.

conEdison, inc.
ED LISTED NYSE
21

$1,140 $998 $1,002 $1,072 $663 $740 $159 $58 $71 $134 $(103) $(37) $160 $170 $166 $170 $151 $180 $469 $476 $444 $464 $330 $333 $352 $294 $321 $304 $285 $264 2016 2017 2018 2019 2020 2021E CECONY Operations and Maintenance Expenses(a) ($ in millions) 22 a. Prior to 2020, select facilities and telecommunication expenses were categorized as Other Expenses. After 2020, the expenses are included in the Departmental category. b. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers. c. Includes Demand Side Management, System Benefit Charges and Public Service Law 18A assessments which are collected in revenues. d. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the nine months ended September 30, 2021, CECONY recorded non-service cost components of $86 million. See page 34 of the 3Q 2021 Form 10-Q. Other Expenses(b) $1,477 $1,528 $1,553 $1,563 $1,606 $1,691 2016 2017 2018 2019 2020 2021E Departmental Pension/ OPEBs (d) Regulatory Fees and Assessments (c) Healthcare/ Other Employee Benefits Other $1,283 YTD $202 YTD $252 YTD $134 YTD $(23) YTD

Composition of Regulatory Rate Base(a) (as of September 30, 2021) 23 a. Average rate base for 12 months ended September 30, 2021. CECONY ($ in millions) Electric NY $23,063 Gas NY 7,688 Steam NY 1,576 Total CECONY $32,327 O&R ($ in millions) O&R Electric NY $950 O&R Gas NY 517 RECO NJ 303 Total O&R $1,770 Total Rate Base $34,097 CECONY Electric CECONY Gas CECONY Steam O&R RECO

Average Rate Base Balances ($ in millions) 24 $25,014 $26,014 $28,515 $30,559 $32,359 $34,877 $36,777 $38,688 $23,710 $24,638 $27,057 $29,008 $30,697 $33,144 $34,881 $36,686 $1,304 $1,376 $1,458 $1,551 $1,662 $1,733 $1,896 $2,002 O&R CECONY 3-year CAGR 6.1% 2016 2017 2018 2019 2020 2021E 2022E 2023E CECONY Electric $17,971 $18,513 $20,057 $21,149 $22,101 $23,521 $24,666 $25,930 Gas 4,267 4,723 5,581 6,408 7,110 8,122 8,704 9,234 Steam 1,472 1,402 1,419 1,451 1,486 1,501 1,511 1,522 O&R Electric 731 759 806 842 901 948 1,028 1,071 Gas 362 392 426 455 490 498 565 616 RECO Electric 211 225 226 254 271 287 303 315 ForecastActual a. Amounts reflect the company’s five-year forecast presented to the Board of Directors on January 21, 2021. b. Reflects additional investments for the Reliable Clean City (RCC) projects approved by the NYSPSC in Case 19-E-0065 on April 15, 2021. (a)(a) (a)(b)

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended September 30, 2021) 25 Regulated Basis Allowed Actual CECONY Electric 8.8% 8.0% Gas 8.8 9.2 Steam 9.3 4.0 Overall – CECONY 8.8 8.1 CECONY Equity Ratio 48.0% 46.6% O&R Electric 9.0% 9.0% Gas 9.0 10.3 RECO 9.5 0.1 Overall – O&R 9.1 7.9 O&R Equity Ratio 48.0% 47.3% a. Weighted by rate base. (a) (a)

Capital Expenditures ($ in millions) 26 $5,235 $3,606 $5,249 $3,676 $4,085 $4,098 $4,207 $4,419 $2,922 $3,093 $3,210 $3,223 $3,466 $3,751 $3,742 $3,972 $1,235 $447 $1,791 $248 $616 $300 $400 $400 $1,078 $66 $248 $205 $3 $47 $65 $47 2016 2017 2018 2019 2020 2021E 2022E 2023E Actual Forecast (a) (b) (c)(d) (c)(d)(c)(d)(e) (f) CECONY & O&R - actual Clean Energy Businesses - actual Con Edison Transmission - actual CECONY & O&R - forecast Clean Energy Businesses - forecast Con Edison Transmission - forecast a. 2016 includes Stagecoach JV investment of $974 million. b. 2018 includes Clean Energy Businesses' purchase of Sempra Solar Holdings, LLC. c. Amounts reflect the company's five-year forecast presented to the Board of Directors on January 21, 2021. d. Reflects additional investments for the RCC projects approved by the NYSPSC in Case 19-E-0065 on April 15, 2021. e. Reflects $50 million additional investment at the CEBs approved on August 16, 2021. f. 2020 Form 10-K, page 33, 1Q 2021 Form 10-Q, page 65 and 3Q 2021 Form 10-Q, page 85.

Utilities' Capital Expenditures ($ in millions) 27 $2,922 $3,093 $3,210 $3,223 $3,466 $3,751 $3,742 $3,972 2016 2017 2018 2019 2020 2021E 2022E 2023E Gas Electric Annual CECONY Capital Expenditures Annual O&R Capital Expenditures Electric Gas Steam Depreciation Electric Gas Depreciation 2016 1,819 811 126 1,106 114 52 67 2017 1,905 909 90 1,195 128 61 71 2018 1,861 1,050 94 1,276 138 67 77 2019 1,851 1,078 91 1,373 142 61 84 2020 2,080 1,044 122 1,598 159 61 90 2021E(a) 2,314 1,126 100 1,661 150 61 97 2022E(a) 2,370 1,014 91 1,763 184 83 103 2023E(a) 2,555 1,056 94 1,850 187 80 110 Steam Depreciation Actual Forecast a. Amounts reflect the company's five-year forecast presented to the Board of Directors on January 21, 2021. b. Reflects additional investments for the RCC projects approved by the NYSPSC in Case 19-E-0065 on April 15, 2021. c. 2020 Form 10-K, page 33 and 1Q 2021 Form 10-Q, page 65. (a)(b) (a)(b) (a)(b) (c)

28 ($ in millions) 2021 2022 2023 2024 2025 Con Edison [parent company] $1,178 $293 $650 $— $— CECONY 640 — — 250 — O&R — — — — — CEBs 141 147 319 143 319 Total $1,959 $440 $969 $393 $319 Financing Plan for 2021 – 2023 Financing Plan • Issue between $1,900 million and $2,600 million of long-term debt, including for maturing securities, primarily at the Utilities, in 2021 and approximately $1,400 million in aggregate of long-term debt at the Utilities during 2022 and 2023 • Issue debt secured by Clean Energy Businesses’ renewable electric production projects • Issue up to $800 million of common equity in 2021 and approximately $700 million in aggregate of common equity during 2022 and 2023, in addition to equity issued through dividend reinvestment, employee stock purchase and long-term incentive plans Debt Maturities (c) (a) (b) a. Con Edison prepaid the remaining $675 million of a February 2019 term loan during the first quarter of 2021; $500 million of 2.00 percent debentures matured in May. b. CECONY $640 million floating rate debt matured in June. c. CEBs repaid $86 million of the maturing debt during the nine months ended September 30, 2021.

Equity Financing • In June, CEI issued 10.1 million common shares for $775 million Debt Financing ($ in millions) Tax Equity Financing • In February, a subsidiary of the Clean Energy Businesses entered into an agreement with a tax equity investor for the financing of a portfolio of three of the Clean Energy Businesses’ solar electric production projects. As of September 30, 2021, the tax equity investor fully funded its $263 million financing obligation. 29 2021 Financing Activity Issuer Amount Description CEI $500 364-day Term Loan due May 2022; repaid in full in July 2021 CECONY $750 $750 2.40% Debentures due 2031 3.60% Green Debentures due 2061 O&R $45 $30 2.31% Debentures due 2031(a) 3.17% Debentures due 2051(a) CEBs CEBs $250 $229 Variable rate due 2028, secured by equity interests in solar electric production projects(b) 3.77% Notes due 2046, secured by equity interests in solar electric production projects a. O&R agreed to issue $75 million of long term debentures in September; proceeds will be received in December. b. The CEBs subsidiary has entered into fixed-rate interest rate swaps in 2021 in connection with this borrowing.

Capital Structure – September 30, 2021 ($ in millions) 30 Consolidated Edison, Inc. Baa2 / BBB+ / BBB+ CECONY Baa1 / A- / A- O&R Baa2 / A- / A- Parent and Other Debt 22,280 52% Equity 20,377 48 Total $ 42,657 100% Debt $ 17,637 52% Equity 16,220 48 Total $ 33,857 100% Debt $ 893 51% Equity 863 49 Total $ 1,756 100% Debt $ 3,750 53% Equity 3,294 47 Total $ 7,044 100% Amounts shown exclude notes payable and include the current portion of long-term debt. Senior unsecured credit ratings shown in order of Moody’s / S&P / Fitch. Moody’s has stable outlooks for each entity. S&P and Fitch have negative outlooks for each entity. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Commercial Paper Borrowings ($ in millions) 31

Income Statement – 2021 Third Quarter

($ in millions)

	CECONY	O&R	CEBs	CET[a]	Other[b]	Total
Total operating revenues	$3,092	$257	$264	$1	$(1)	$3,613
Depreciation and amortization	429	24	58	—	1	512
Other operating expenses	1,935	186	127	3	—	2,251
Total operating expenses	2,364	210	185	3	1	2,763
Operating income (loss)	728	47	79	(2)	(2)	850
Other income (deductions)	(23)	(4)	—	5	—	(22)
Interest expense	197	10	18	1	6	232
Income before income tax expense (benefit)	508	33	61	2	(8)	596
Income tax expense (benefit)	90	7	24	1	5	127
Net income (loss)	$418	$26	$37	$1	$(13)	$469
Income (loss) attributable to non-controlling interest	—	—	(69)	—	—	(69)
Net income (loss) for common stock	$418	$26	$106	$1	$(13)	$538

For the CEBs, reconciliation of net income for common stock to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (Non-GAAP)

Net income for common stock	$106
Mark-to-market pre-tax loss/(gain)	13
HLBV pre-tax loss/(gain)	(69)
Renewable electric production project pre-tax loss/(gain)	—
Interest expense/(income), excluding mark-to-market effects of interest rate swaps	32
Income tax (benefit)/expense	24
Pre-tax equivalent of production tax credits (24%)	8
Depreciation and amortization	58
Adjusted EBITDA (non-GAAP)	$172

a. Net income for common stock for CET of $1 million includes after-tax investment income of an immaterial amount for Mountain Valley Pipeline, LLC, $1.2 million for Stagecoach and $3.7 million for New York Transco LLC.
b. Includes parent company and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Part 1, Item 1 of the Third Quarter 2021 Form 10-Q.

conEdison, inc.
ED LISTED NYSE
32

Income Statement – 2021 Year-to-Date

($ in millions)

	CECONY	O&R	CEBs	CET[a]	Other[b]	Total
Total operating revenues	$8,784	$699	$779	$3	$(4)	$10,261
Depreciation and amortization	1,267	71	172	1	—	1,511
Other operating expenses	5,681	520	411	9	—	6,621
Total operating expenses	6,948	591	583	10	—	8,132
Operating income (loss)	1,836	108	196	(7)	(4)	2,129
Other income (deductions)	(70)	(9)	—	(178)	(2)	(259)
Interest expense	567	32	44	8	18	669
Income before income tax expense (benefit)	1,199	67	152	(193)	(24)	1,201
Income tax expense (benefit)	188	14	44	(51)	(1)	194
Net income (loss)	$1,011	$53	$108	$(142)	$(23)	$1,007
Income (loss) attributable to non-controlling interest	—	—	(115)	—	—	(115)
Net income (loss) for common stock	$1,011	$53	$223	$(142)	$(23)	$1,122

For the CEBs, reconciliation of net income for common stock to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (Non-GAAP)

Net income for common stock	$223
Mark-to-market pre-tax loss/(gain)	(26)
HLBV pre-tax loss/(gain)	(115)
Renewable electric production project pre-tax loss/(gain)	4
Interest expense/(income), excluding mark-to-market effects of interest rate swaps	96
Income tax (benefit)/expense	44
Pre-tax equivalent of production tax credits (25%)	26
Depreciation and amortization	172
Adjusted EBITDA (non-GAAP)	$424

a. Net income for common stock for CET of $(142) million includes after-tax investment income of $0.1 million for Mountain Valley Pipeline, LLC, $19.3 million for Stagecoach and $10.8 million for New York Transco LLC.

b. Includes parent company and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Part 1, Item 1 of the Third Quarter 2021 Form 10-Q.

conEdison, inc.
ED LISTED NYSE
33

Statement of Cash Flows – 2021 Year-to-Date ($ in millions) CECONY O&R CEBs CET Other(a) Total Net cash flows from/(used in) operating activities $1,251 $106 $56 $43 $256 $1,712 Net cash flows from/(used in) investing activities (2,782) (157) (106) 608 — (2,437) Net cash flows from/(used in) financing activities 482 39 34 (651) (400) (496) Net change for the period (1,049) (12) (15) — (145) (1,221) Balance at beginning of period 1,067 37 187 — 145 1,436 Balance at end of period (b) $18 $25 $172 $— $— $215 a. Includes parent company and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Part 1, Item 1 of the Third Quarter 2021 Form 10-Q. Con Edison’s consolidated financial statements and the notes thereto are in Part 1, Item 1 of the Third Quarter 2021 Form 10-Q. 34

Balance Sheet – As of September 30, 2021 ($ in millions) CECONY O&R CEBs CET Other(a) Total ASSETS Current assets $4,349 $306 $510 $8 $(77) $5,096 Investments 597 27 7 454 (7) 1,078 Net plant 40,985 2,550 4,396 17 (1) 47,947 Other noncurrent assets 6,247 461 1,691 14 404 8,817 Total assets $52,178 $3,344 $6,604 $493 $319 $62,938 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $4,127 $420 $990 $92 $(374) $5,255 Noncurrent liabilities 14,194 1,168 121 (15) (3) 15,465 Long-term debt 17,637 893 2,664 — 647 21,841 Equity 16,220 863 2,829 416 49 20,377 Total liabilities and equity $52,178 $3,344 $6,604 $493 $319 $62,938 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Part 1, Item 1 of the Third Quarter 2021 Form 10-Q. 35

36 • ED was added to the index fund in October 2021 • Index designed to measure the performance of companies in global clean energy-related businesses • Companies involved in the production of clean energy or provision of clean energy technology and equipment are considered eligible for inclusion • Selection criteria includes review of carbon intensity metrics and fossil fuel reserve emissions Con Edison added to the S&P Global Clean Energy Index Due to strong ESG attributes, ED was added to the index fund (INDEXSP: SPGTCLEN)

Con Edison Environmental, Social & Governance Resources • Climate Change Resilience and Adaptation Plan – January 2021 • Climate Change Vulnerability Study – December 2019 • Diversity and Inclusion Report examines Con Edison's diverse and inclusive culture • 2021 Proxy Statement • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report • Our ESG reporting standards: • Edison Electric Institute / American Gas Association ESG templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad ESG reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad ESG reporting standard • Carbon Disclosure Project (CDP) – Carbon emissions reporting standard • Equal Employment Opportunity Component 1 Report (EEO-1) - Federal employer information report 37 Link to more ESG resources: https://conedison.gcs-web.com/environmental-social-and-governance-esg-resources

Rating Agency Credit Metrics

Rating Agency	Rating / Outlook[a]	Rating Agency Key Metric[b]	Rating Agency Forecast[c]	Rating Agency Downgrade Threshold
Moody's Investors Services	• CEI: Baa2 / Stable • CECONY: Baa1 / Stable • O&R: Baa2 / Stable	CFO pre-WC[e] / Debt	• >13% • ~14.5% • <15%	• <13% • <14% • <13%
S&P Global Ratings[d]	• CEI: BBB+ / Negative • CECONY: A- / Negative • O&R: A- / Negative	Funds from operations to Debt	• 16% • 15 - 16% • 13 - 16%	• <16% • <16% • <16%
Fitch Ratings	• CEI: BBB+ / Negative • CECONY: A- / Negative • O&R: A- / Negative	Funds from operations-Adjusted Leverage	• >5.0x • >5.0x • 4.6x	• >5.0x • >5.0x • >5.0x

This slide reflects the company's understanding of certain credit criteria of the rating agencies at this time, which are subject to change.

Source: Moody's Investors Service Credit Opinion December 23, 2020 for CEI, Moody's Investors Service Credit Opinion January 27, 2021 for O&R and Moody's Investors Service Credit Opinion May 14, 2021 for CECONY; S&P Global Ratings RatingsDirect November 24, 2020 for CEI, S&P Global Ratings Direct April 22, 2021 for CECONY and O&R; Fitch Ratings press release "Fitch Affirms ConEd & Subsidiaries at 'BBB+'; Outlook Remains Negative" December 14, 2020.

a. Represents senior unsecured ratings. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at anytime.
b. As defined and calculated by each respective rating agency. The rating agencies use other metrics that are not described on this slide.
c. Forecast represents: "12-18 Month Forward View As of Date Published" for Moody's regarding CECONY and O&R and 2020-2022 for CEI; "For 2020 and 2021" for S&P; "in 2020 and 2021" for Fitch regarding CEI and CECONY and "over 2020-2022" regarding O&R.
d. S&P rates CECONY and O&R on a group rating methodology with Con Edison.
e. CFO pre-WC is defined by Moody's as cash flow from operations before changes in working capital.

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Anticipated Regulatory Calendar

	Key Dates
Rate Case Filings	
O&R Electric & Gas	
Filing Submitted	January 29, 2021
Joint Proposal Filed	October 29, 2021
Hearing Date	December 8, 2021
Proposed Effective Date for New Rates	January 1, 2022
RECO Electric	
Filing Submitted	May 21, 2021
Hearing Date	September 20, 2021
Proposed Effective Date for New Rates	No later than February 21, 2022
CECONY Electric & Gas	Potentially filing January 2022
CECONY Steam	Filing under consideration
Other Proceedings	
CECONY Petition to NYSPSC on Late Payment Fees (Cases 19-E-0065 and 19-G-0066)	Awaiting PSC Order
NYSPSC COVID-19 Generic Proceeding (Case 20-M-0266)	Awaiting PSC Order
Investigations into CECONY's and O&R's Preparation for and Response to Tropical Storm Isaias, CECONY's July 2019 Southeast Brooklyn and Manhattan Customer Service Outages, CECONY's Rainey Substation Outages, and CECONY's 2018 Flatiron Steam Pipe Rupture (Cases 20-E-0422, 20-E-0586, 20-E-0643, 20-E-0587, 20-E-0588, 21-E-0372, and 18-S-0448)	Order issued July 15, 2021 (This global settlement concludes all open investigations related to the Utilities)

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